Exhibit 10.63

GUARANTY

OF

ADCARE HEALTH SYSTEMS, INC.

THIS GUARANTY is made by AdCare Health Systems, Inc., a corporation validly organized and existing in the State of Ohio (“Guarantor”) in favor of KMJ Management, LLC d/b/a Pinnacle Healthcare, LLC (“Lender”).

W-I-T-N-E-S-S-E-T-H

For valuable consideration, the receipt and adequacy of which are hereby acknowledged and to secure the prompt and complete payment and performance of the Obligations, as defined below, Lender and Guarantor, intending to be legally bound, agree as follows:

1.             Guaranty.  Guarantor hereby absolutely, unconditionally, and irrevocably guarantees the prompt and complete payment and performance of all of the Obligations.

2.             Payment.  After the occurrence of a default under the terms of the Promissory Note or Mortgage by Borrower, Guarantor shall pay the Obligations to Lender within thirty (30) days after demand by Lender.

3.             Liability.  The liability of Guarantor pursuant to this Guaranty shall be absolute, unconditional, irrevocable, unlimited, and joint and several, and shall not be affected by any circumstance that might constitute a discharge of a surety or guarantor.  The liability of Guarantor pursuant to this Guaranty is independent of and separate from any obligation of Borrower or any other Person to Lender.  Specifically, the liability of Guarantor shall not be affected by any of the following:

(a)           The exercise or enforcement of any remedy Lender may have against any Person.

(b)           The failure or delay to exercise or enforce any remedy Lender may have against any Person.

(c)           Any dispute or Litigation threatened or pending among Lender and any Person.

(d)           The partial payment of the Obligations by any Person.

(e)           The acceptance of any late payment pursuant to the Loan Documents.

(f)            Any insolvency, bankruptcy, reorganization, assignment for the benefit of creditors, liquidation, winding up, or dissolution of any Person.

(g)           Any merger, reorganization, or consolidation of any Person, or the sale or transfer of all or substantially all of the interest of any owner of Borrower.

(h)           The sale of all or substantially all of the assets of any Person.

(i)            The assignment or transfer of any of rights pursuant to this Guaranty or the Loan Documents to any Person.

(j)            Any extension, renewal, rescission, waiver, amendment, or modification of any provision of this Guaranty or the Loan Documents.

(k)           The failure to perfect any Lien in the Collateral.

(l)            The sale, exchanging, enforcing, waiving, and releasing of the Collateral.

(m)          The settling, releasing, compromising, collecting, or otherwise liquidating any amount due pursuant to the Loan Documents.

(n)           The marshaling of assets in favor of any Person.

(o)           The subordination of all or any part of the Liens of Lender in the Collateral to the rights of any Person.

(p)           The impairment of any right of subrogation against any Person.

(q)           Any act by any Person that would discharge an obligation to pay money under a simple contract.

(r)            The lack, absence, or inadequacy of consideration.

4.             Waiver of Defenses.  In recognition of the liability of Guarantor pursuant to this Guaranty, Guarantor waives and relinquishes any and all rights, defenses, and benefits limiting or exonerating the liability of Guarantor including, but not limited to:

(a)           Any right of offset in favor of any Person.

(b)           The rights and defenses of an “accommodation party” pursuant to the Arkansas Uniform Commercial Code, Ark. Code Ann. §4-3-101 et. seq.

(c)           The incapacity or lack of authority of any Person to execute and deliver the Loan Documents or this Guaranty.

(d)           The marshaling of assets in favor of any Person.

(e)           Any defense relating to clerical errors and omissions with respect to the Loan Documents or this Guaranty.

(f)            Any defense of any Person that would discharge an obligation to pay money under a simple contract.

(g)           Any defense relating to an election of remedies by Lender.

(h)           Any defense relating to the impairment of any right of subrogation against any Person.

(i)            Any defense relating to the lack, absence, or inadequacy of consideration.

(j)            Any defense arising out of those matters identified in this Guaranty.

5.             Waiver of Certain Other Rights.  Guarantor waives and relinquishes all rights of presentment for payment, notice of non-payment, protest, notice of protest, notice of intent to accelerate, notice of dishonor, notice of acceptance, and demand.

6.             Consents.  Guarantor hereby consents to and agrees that any of the following actions may be taken by Lender without notice to or consent of Guarantor and without the requirement of any amendment to this Guaranty:

(a)           The Principal or Interest Rate of the Promissory Note may be increased or decreased.

(b)           The Loan Documents may be amended or modified in any respect.

(c)           The Loan Documents may be renewed or extended.

(d)           The time, manner, or place of any payment of the Obligations may be extended, modified, or waived.

(e)           The time for the performance of the Obligations may be extended, modified, or waived.

(f)            Lender may discharge or release, in whole or in part, any Person from any liability pursuant to the Loan Documents.

(g)           Lender may discharge or release, in whole or in part, the Collateral.

(h)           Lender may exchange the Collateral for any other collateral, whether of greater or lesser value.

(i)            Lender may sell the Collateral after a default of any Loan Document.

(j)            Lender may compromise, settle, or offset any liability of any Person to Lender.

(k)           Lender may accept any partial or late payment of the Obligations by any Person.

(l)            Lender may consent to any merger, reorganization, or consolidation of any Person, or the sale or transfer of any interest of any member or manager of Borrower.

(m)          Lender may consent to the sale of all or substantially all of the assets of any Person.

(n)           Lender may transfer any of Lender’s rights pursuant to the Loan Documents or this Guaranty to any Person.

(o)           Lender may marshal the assets of any Person and apply any amounts collected among the liabilities of Guarantor or Borrower, as Lender may elect in its sole and absolute discretion.

(p)           Lender may subordinate all or any part of the Liens of Lender in the Collateral to the rights of any Person.

7.             Guaranty of Payment.  This Guaranty represents a guaranty of payment and performance of the Obligations and shall not be merely a guaranty of collection of the Obligations.

8.             Continuation; Reinstatement.  This Guaranty shall be a continuing guaranty and shall continue in effect until payment in full of the Obligations and the performance of all other obligations of Borrower to Lender pursuant to the Loan Documents.  This Guaranty shall be effective or shall be reinstated if for any reason any payment of the Obligations shall be rescinded or must otherwise be returned, whether as a result of proceedings in bankruptcy or reorganization or otherwise.

9.             Subrogation.  Until the Obligations shall be paid in full, Guarantor shall not exercise, directly or indirectly, any rights of subrogation, contribution, indemnification, reimbursement or similar suretyship claims against Borrower.  Guarantor acknowledges that Borrower is not currently indebted to Guarantor.  Any amount paid to Guarantor by any Person in consideration of any subrogation, contribution, indemnification, reimbursement, or similar suretyship claim shall be promptly remitted to Lender.

10.           Representations and Warranties.  Guarantor hereby represents and warrants as follows:

(a)           Binding Obligation. Guarantor is an affiliate  of Borrower, being the owner of each of the sole members of Borrower.  Guarantor is validly organized and existing in the state of Ohio.  All required consents and authorizations have been made such that this Guaranty constitutes the legal, valid, and binding obligation of Guarantor and shall be enforceable in accordance with its provisions.

(b)           Conflict; Consent.  The execution, delivery, and performance of this Guaranty does not, and shall not, conflict with, breach, or result in a default under any material agreement between Guarantor and any Person.  No consent of any

Person, including any Governmental Authority, is required before Guarantor may lawfully enter into this Guaranty.

(c)           Solvency.  Guarantor is now solvent and has never in the past been the subject of any bankruptcy, insolvency, reorganization, liquidation proceeding or any other similar proceeding.

(d)           Litigation.  There is no, pending or, to the knowledge of Guarantor, threatened, Litigation involving the Collateral or Guarantor.

(e)           Disclosure.  No statement made or document delivered by Guarantor in connection with this Guaranty contains any untrue statement of a material fact or omits a material fact necessary to make the statements in this Guaranty not misleading in light of the circumstances in which the statement was made or the document delivered.  There is no fact known to Guarantor that Guarantor has not disclosed to Lender in writing and that is reasonably likely to cause a material adverse change to the Collateral or Guarantor.

11.           Covenants.  Until the Obligations shall be paid in full, Guarantor shall perform the obligations pursuant to this Guaranty, including but not limited to, the following:

(a)           Indemnification.  Guarantor shall indemnify Lender from and against any and all costs, expenses, demands, actions, claims, losses and liabilities, including but not limited to, reasonable attorneys’ fees arising from any default, breach, violation, or failure to comply with any provision of the Loan Documents, or this Guaranty (without regard to fault or intent of Borrower) or otherwise arising from the Obligations and the Loan Documents, except costs, expenses, demands, actions, claims, losses or liabilities resulting solely and directly from the gross negligence or willful misconduct of Lender.  The indemnification provided for in this Section shall survive the payment in full of the Obligations, for the maximum period of time permitted by Applicable Law.

(b)           Material Adverse Change.  Guarantor shall notify Lender of any one or more changes which, alone or in the aggregate, has had or is reasonably likely to result in a Material Adverse Change.

12.           Definitions.  The following terms shall have the following definitions for purposes of this Guaranty, which shall supplement any definition of any term stated elsewhere in this Guaranty:

(a)           Accrued Interest shall mean the interest at the Interest Rate that shall accrue on the outstanding and unpaid Principal.

(b)           Applicable Law shall mean the constitutions, statutes, codes, ordinances, rules, regulations, orders, decisions, judgments and decrees of Governmental Authorities of the State of Arkansas and other Governmental Authorities having jurisdiction over the Parties or the Collateral.

(c)           Borrower shall mean collectively Benton Property Holdings, LLC, Valley River Property Holdings, LLC, Homestead Property Holdings, LLC, Park Heritage Property Holdings, LLC and Home Office Property Holdings, LLC, each a limited liability company organized pursuant to the laws of the State of Georgia.

(d)           Collateral shall mean the Property, as well as all proceeds therefrom, additions, accessions, and substitutions thereto or therefor, whether now owned or hereafter acquired.

(e)           Fees and Expenses shall mean all of the costs paid or incurred by Lender with respect to the Obligations.

(f)            Governmental Authority shall mean any executive, legislative, and judicial body, and any agency, department, board, commission, council, court, tribunal, official, or other entity exercising governmental or quasi-governmental powers, of the United States of America, the State of Arkansas, and any other state, county, parish, city, community, town, borough, village, district or other jurisdiction having jurisdiction over a Party or the Collateral.

(g)           Guarantor shall mean AdCare Health Systems, Inc., a corporation validly organized and existing in the State of Ohio.

(h)           Guaranty shall mean this document.

(i)            Interest Rate shall mean the rate of interest that shall accrue on the Principal as provided in the Promissory Note.

(j)            Lender shall mean KMJ Management, LLC d/b/a Pinnacle Healthcare, LLC.

(k)           Lien shall mean any mortgage, deed of trust, pledge, security interest, encumbrance, lease, conditional sale or title retention agreement, hypothecation, right of way, easement, encroachment, servitude, charge, claim, option, right of first offer, right of first refusal, equitable interest, community or marital property interest, dower or curtesy, and any other legal or equitable lien or restriction whatsoever.

(l)            Litigation shall mean any pending or threatened lawsuit, action, cause of action, claim for relief, mediation, arbitration, governmental investigation, audit, contest or other proceeding of any nature or character whatsoever involving Borrower, Guarantor, or the Collateral.

(m)          Loan Documents shall mean collectively this Guaranty, the Promissory Note and the Mortgage.

(n)           Mortgage shall mean the second mortgage on the Property executed by Borrower in favor of Lender that secures the Obligations and which is subordinated to The PrivateBank and Trust Company pursuant to that certain Subordination Agreement of even date herewith.

(o)           Obligations shall mean collectively: (a) the prompt and complete payment of the Principal, Accrued Interest, and Fees and Expenses as and when required by the Loan Documents and any and all extensions, modifications, amendments, substitutions, replacements, and renewals thereof; (b) the prompt and complete performance of and compliance with and accuracy of the representations, warranties, covenants and the other provisions of the Loan Documents or this Guaranty; and (c) the payment of each indebtedness and performance of each obligation of Borrower and Guarantor to Lender or an affiliate of Lender whether now existing or hereafter arising, voluntarily or involuntarily, by operation of law or otherwise, joint or several, primary or subordinate, absolute or contingent, or liquidated or un-liquidated.

(p)           Party shall mean all or any of Lender, Borrower or Guarantor.

(q)           Person shall mean any entity, corporation, company, association, limited liability company, joint venture, joint stock company, general partnership, limited partnership, limited liability limited partnership, trust, organization, individual, personal representative, executor, guardian, trustee, receiver, liquidator, or Governmental Authority, and shall include Borrower and Guarantor.

(r)            Principal shall mean the amount up to Two Million Four Hundred Thousand Dollars ($2,400,000.00).

(s)           Promissory Note shall mean that certain secured promissory note dated as of August 31, 2011 made by Borrower to the order of Lender evidencing indebtedness in the amount of the Principal with Accrued Interest thereon, and any and all future advances, extensions, modifications, substitutions, replacements or renewals thereof.

(t)            Property shall mean that certain real property owned by Borrower, located in Bentonville, Benton County, Fort Smith, Sebastian County and Rogers, Benton County, Arkansas, together with the personal property located at the real property that is the collateral security for the Obligations pursuant to, and defined within, the Mortgage and the Promissory Note.

13.           General Provisions.

(a)           Governing Law.  The Loan Documents and this Guaranty shall be subject to and governed by the laws of the State of Arkansas without regard to principles of conflicts of laws that would require or permit the application of any other law.

(b)           Litigation Forum.  Any Litigation among Borrower and Guarantor regarding the Obligations and any Litigation commenced by Guarantor against

Lender shall be in the courts of Benton or Sebastian County, Arkansas, whichever the case may be, except the forum for any Litigation subject to federal jurisdiction shall be in the United States District Court for the Western District of Arkansas, Fayetteville Division.  Guarantor irrevocably submits to the jurisdiction of such courts and hereby waives any objection as to venue or to convenience of forum.  Lender may commence Litigation against Borrower or Guarantor or the Collateral in such jurisdictions as Lender may desire in its sole and absolute discretion.

(c)           Rights and Remedies Cumulative.  All rights, remedies or elections pursuant to the Loan Documents or this Guaranty shall not be deemed exclusive and each shall be cumulative with all other rights, remedies and elections available at law or equity.

(d)           Assignment; Assumption.  The Loan Documents, this Guaranty and the rights and obligations of Borrower or Guarantor pursuant to the Loan Documents or this Guaranty shall not be assigned, delegated, or otherwise transferred by Borrower or Guarantor.  The Loan Documents or this Guaranty and the rights and obligations of Borrower or Guarantor pursuant to the Loan Documents or this Guaranty may not be assumed by any Person without the prior written approval of Lender in its sole and absolute discretion.  Any purported assignment, delegation, transfer or assumption of the Loan Documents or this Guaranty or the rights and obligations of Borrower or Guarantor pursuant to the Loan Documents or this Guaranty shall not release Borrower or Guarantor of any of the obligations of Borrower or Guarantor pursuant to the Loan Documents or this Guaranty.  Lender may assign, participate or transfer all or any part of the Obligations, the Loan Documents or this Guaranty, and any rights and obligations pursuant to the Loan Documents or this Guaranty without notice to or the consent from Borrower or Guarantor.  In connection with any proposed assignment, participation and transfer by Lender, Borrower and Guarantor hereby consent to the disclosure of all information pertaining to the Obligations, the Loan Documents or this Guaranty to prospective assignees, participants, and transferees.

(e)           Further Assurances.  Promptly after request by Lender, Borrower and Guarantor shall execute and deliver such other documents and take such further actions as may be necessary or desirable in the sole and absolute discretion of Lender.

(f)            Modification; Waiver.  The Loan Documents or this Guaranty may be modified, amended or waived only by a written agreement signed by Lender and Borrower and Guarantor.  The course of dealing among the Parties shall not modify or amend the Loan Documents or this Guaranty in any respect.  Any delay by Lender in the exercise of any of its rights pursuant to the Loan Documents or this Guaranty shall not be construed as a waiver or release of any of the provisions of the Loan Documents or this Guaranty.  A waiver by Lender of a breach of any provision of the Loan Documents or this Guaranty or any waiver by Lender of an Event of Default shall not:  (1) operate or be construed as a waiver of any subsequent breach or Event of Default; (2) limit or restrict any right or remedy otherwise available to Lender; or

(3) operate or be construed as a waiver of compliance by Lender as to any other provision of the Loan Documents or this Guaranty.

(g)           Binding Effect and Benefit.  The Parties have executed and delivered the Loan Documents or this Guaranty with the intent to be legally bound to their provisions.  The Loan Documents or this Guaranty shall inure to the benefit of, shall be binding on and shall be enforceable by the heirs, successors and assigns of the Parties.

(h)           Notice.  All notices, requests, demands, and other communications required by the Loan Documents or this Guaranty sent by the Parties shall be in writing, and:  (1) delivered by hand delivery; (2) sent by express mail or other overnight delivery service providing receipt of delivery; or (3) mailed by certified or registered mail, postage prepaid, return receipt requested, restricted delivery to the relevant party.  Any notice or communication permitted or required by this Agreement shall be deemed received by a Party one day after delivery of the notice and other communications in compliance with the requirements of this Section.  All such notices and other communications shall be delivered to the Parties at the following addresses or such other addresses designated by a Party by notice in compliance with the requirements of this Section:

If to Lender:

KMJ Management, LLC d/b/a Pinnacle Healthcare, LLC

Attn: Don Schaap

21 Wimbledon Way

Rogers, AR 72758

With a copy to:

Tami C. Threet

Lax, Vaughan, Fortson, Jones & Rowe, P.A.

11300 Cantrell Road, Suite 201

Little Rock, Arkansas  72201

If to Guarantor:

AdCare Health Systems, Inc.

5057 Troy Road

Springfield, Ohio 45502

Attn: Boyd P. Gentry

(i)            Business Day.  If any provision of the Loan Documents or this Guaranty requires the performance of an obligation on a date that shall not be a business day of Lender, the performance by a Party shall be postponed until the next regular business day.

(j)            Time.  Time shall be of the essence with respect to the Loan Documents and this Guaranty.

(k)           Third Party Beneficiaries.  The Parties do not intend to create any rights for the benefit of any third party pursuant to the Loan Documents or this Guaranty.

(l)            Attorneys’ Fees.  Borrower and Guarantor shall jointly and severally pay all attorneys’ fees paid or incurred by Lender to enforce any provision of the Loan Documents or this Guaranty, and if Lender shall file or commence any Litigation to protect its rights or to enforce any provision of the Loan Documents or this Guaranty.

(m)          Survival.  All representations and warranties of Borrower and Guarantor in the Loan Documents or this Guaranty shall survive the execution and delivery of the Loan Documents or this Guaranty and shall continue to be binding on Borrower and Guarantor until the earlier of the Maturity Date or until the Obligations shall be paid in full.

(n)           Severability.  Each provision of the Loan Documents and this Guaranty shall be severable from all other provisions of the Loan Documents and this Guaranty.  If any Governmental Authority shall determine, during or at the conclusion of any Litigation, that any provision of the Loan Documents or this Guaranty shall be invalid or unenforceable, the provision shall be deemed modified only to the extent necessary to render it valid and enforceable, and all remaining provisions of the Loan Documents or this Guaranty.

(o)           Interpretation.  The provisions of the Loan Documents or this Guaranty shall be interpreted as follows: (1) as though the Parties shared equally in the negotiation and preparation of such documents; (2) captions, headings, and titles shall be for convenience and reference only and shall not affect the interpretation of such documents; (3) references to “the Loan Documents or this Guaranty” shall refer to either or all of the Loan Documents or this Guaranty; (4) the definition of any terms in the Loan Documents or this Guaranty shall apply to all uses of such terms and phrases whenever capitalized or whenever the context shall otherwise require; and (5) to the extent there may be an irreconcilable conflict between the provisions of the Loan Documents or this Guaranty, the provisions of this Guaranty shall prevail, and the conflict shall be resolved by reference only to the provisions of this Guaranty.

(p)           Joint and Several.  The obligations of Guarantor pursuant to the Loan Documents or this Guaranty shall be joint and several with Borrower.

(q)           Entire Agreement.  The Loan Documents and this Guaranty contain the entire agreement of the Parties regarding the Promissory Note, the Obligations, and the attendant subject matter, and no other oral or written agreements shall be binding on Lender.  The Loan Documents and this Guaranty supersede all prior oral or written agreements regarding the Obligations.  Guarantor represents and warrants that Guarantor has neither been influenced by any Person to enter into the Loan Documents or this Guaranty, nor relied on any representation, warranty, or covenant of any Person except for those representations, warranties, and covenants set forth in such documents.

EXECUTED and DELIVERED as of August 31, 2011.

GUARANTOR

AdCare Health Systems, Inc.

	By:	/s/Boyd P. Gentry
Boyd P. Gentry, Chief Executive Officer